UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported) March 19, 2014

FUSE SCIENCE, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada

(State or Other Jurisdiction

of Incorporation)

000-22991	87-0460247
(Commission File Number)	(IRS Employer Identification No.)

6135 NW 167th Street, #E-21 Miami Lakes, Florida	33015
(Address of Principal Executive Offices)	(Zip Code)

(305) 503-3873

(Registrant’s telephone number, Including Area Code)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R 240.13e-4(c))

As used in this Current Report on Form 8-K and unless otherwise indicated, the terms the “ Company ,” “ Fuse ,” “ we ,” “ us ,” and “ our ” refer to Fuse Science, Inc., unless the context requires otherwise.

Item 5.07.         Item 5.07 Submission of Matters to a Vote of Security Holders.

On March 19, 2014, the Company held a special meeting of shareholders (the “Meeting”).

As of January 31, 2014, the record date for the Meeting, there were 319,915,143 shares of our common stock issued, outstanding, and entitled to vote.

At the Meeting, the shareholders voted on the following two proposals and cast their votes as follows:

1. To approve an amendment to the Company’s Articles of Incorporation to increase the number of shares of common stock authorized to be issued by the Company from 400,000,000 to 800,000,000.

	FOR	AGAINST	ABSTAIN
# of Shares Cast/Voted	219,200,746	101,542,312	1,123,775

2. To authorize the board of directors of the Company to effect a reverse stock split of the Company’s common stock by a ratio of not less than 1-for-50 and not more than 1-for-200, with the board of directors of the Company having the discretion as to whether or not the reverse split is to be effected, and with the exact ratio of any reverse split to be set at a whole number within the above range as determined by the Company’s board of directors in its discretion.

	FOR	AGAINST	ABSTAIN
# of Shares Cast/Voted	243,780,257	84,131,771	1,570,965

Accordingly, both proposals were approved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUSE SCIENCE, INC.

By: /s/ Brian Tuffin
Brian Tuffin, Chief Executive Officer and Acting Chief
Financial Officer

Dated:   March 20, 2014